EXHIBIT 3

LOCK-UP AGREEMENT

October 27, 2021

Morgan Stanley & Co. LLC

Jefferies LLC

Evercore Group L.L.C.

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
c/o	Jefferies LLC
520 Madison Avenue
New York, New York 10022
c/o	Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Jefferies LLC, (“Jefferies”) and Evercore Group L.L.C. (“Evercore” and, collectively with Jefferies and Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CinCor Pharma, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.00001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing sentence shall not apply to:

(a)	transactions relating to shares of Common Stock or other securities acquired in (x) open market transactions after the completion of the Public Offering or (y) as part of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the Common Stock shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or in such open market transactions; provided, further, that all necessary filings on Form 13F and all necessary filings under Schedule 13G or 13D regarding beneficial ownership shall be permitted;
(b)	transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or to any immediate family or to a trust for the direct or indirect benefit of the undersigned and/or any immediate family, (iii) to limited partners, members, stockholders or holders of similar equity interests in the undersigned or (iv) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned; provided that (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (B) no filing under Section 16(a) of the Exchange Act or other public disclosure, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;
(c)	transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (c) and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;
(d)	the receipt by the undersigned from the Company of shares of Common Stock upon the transfer or disposition of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting or settlement event of the Company’s securities or vesting of restricted stock unit awards or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity incentive plan of the Company described in the Prospectus and to the extent permitted by the instruments representing such restricted stock unit awards or options outstanding as of the date of the Prospectus (and solely to cover withholding tax obligations in connection with such transaction and any transfer to the Company for the payment of taxes as a result of such transaction), provided that (i) the shares received upon exercise or settlement of the option are subject to the terms of this agreement, (ii) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers in this clause (d), it shall clearly indicate that (A) the filing relates to the circumstances described in this clause (d), including that the securities remain subject to the terms of this agreement and (B) no securities were sold by the undersigned other than pursuant to this clause (d);
(e)	transfers to the Company in connection with the repurchase of Common Stock in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;
(f)	the conversion of the outstanding preferred stock of the Company described in the Prospectus into shares of Common Stock of the Company, provided that such shares of Common Stock remain subject to the terms of this agreement;
(g)	facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or
(h)	transfers pursuant to a bona fide third-party tender offer for all outstanding Common Stock or securities convertible into or exchangeable for Common Stock of the Company, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In addition, the undersigned agrees that, (a) without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for

Common Stock and (b) in connection with the Public Offering, it waives any and all notice requirements and rights with respect to the registration of any such Common Shares pursuant to any agreement, understanding or otherwise to which the undersigned is a party. In addition, the undersigned hereby waives any and all preemptive rights, resale rights, and rights of first refusal that the undersigned may have in connection with the Public Offering or in connection with any reorganization that may be consummated before or in connection with the Public Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for shares of Common Stock, the same percentage of shares of Common Stock held by the undersigned shall be immediately and fully released (the “Pro-rata Release”) on the same terms from any remaining lock-up restrictions set forth herein. Notwithstanding the foregoing, no waiver or termination will constitute a Pro-rata Release, if: (a) such release is granted from such lockup restrictions to any individual party or parties (other than stockholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of Common Stock or other securities in an amount up to an aggregate of $1,000,000, (b) such waiver is effected solely to permit a transfer not involving a disposition for value and the transferee has agreed in writing to sign and deliver a lock-up agreement substantially in the form of this agreement or (c) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Restricted Period (a “Follow-on Offering”); provided, that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering, and such shares are released solely for the purpose of participating in such Follow-on Offering, or (ii) such contractual rights are waived pursuant to the terms thereof; and in the event the Underwriters make the determination to cut back the number of securities to be sold by stockholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights. Notwithstanding any other provisions of this Agreement, if the Representatives in their sole discretion determine that a record or beneficial owner of Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock, should be granted an early Pro-rata Release due to circumstances of emergency or hardship, then the undersigned shall not have any right to be granted a release pursuant to the terms of this paragraph. In the event that any percentage of such Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this Agreement, the same restrictions shall be applicable to the release of the same percentage of Common Stock held by the undersigned. In the event that the undersigned is released from any of its obligations under this Agreement (pursuant to this paragraph), or by virtue of this Agreement (pursuant to this paragraph), becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock during the Restricted Period, the Representatives shall use their commercially reasonable efforts to provide notification of such to the Company, and the Company, in turn, shall use commercially reasonable efforts to notify the undersigned within two business days thereof; provided that the failure to provide such notice to the Company or the undersigned shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of this Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 3% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholders shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn (iv) the Underwriting Agreement is not executed on or before March 31, 2022 or (v) the Public Offering has not occurred on or before April 30, 2022, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

General Atlantic (CIN), L.P.

By:	General Atlantic (SPV) GP, LLC, its General Partner

By:	General Atlantic, L.P., its Sole Member

By:	/s/ Michael Gosk
	Name:	Michael Gosk
	Title:	Managing Director